EX-99

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Playboy Enterprises, Inc. ("the Company") for the quarterly period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), Christie Hefner, as Chief Executive Officer of the Company, and Linda G. Havard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

      (1) The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christie Hefner
-------------------------------
Name: Christie Hefner
Title: Chief Executive Officer
Date: November 8, 2002


/s/ Linda G. Havard
-------------------------------
Name: Linda G. Havard
Title: Chief Financial Officer
Date: November 8, 2002

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.